EXHIBIT 24

POWER OF ATTORNEY

PepsiCo, Inc. (“PepsiCo”) and each of the undersigned, an officer or director, or both, of PepsiCo, do hereby appoint Robert F. Sharpe, Jr. and Lawrence F. Dickie, and each of them severally, its, his or her true and lawful attorney-in-fact to execute on behalf of PepsiCo and the undersigned the following document and any and all amendments thereto (including post-effective amendments):

S-8 Registration Statement required to be filed by PepsiCo and any of its subsidiaries for the (a) 1984 Long-Term Incentive Plan of The Quaker Oats Company, (b) The Quaker Long Term Incentive Plan of 1990, (c) The Quaker Long Term Incentive Plan of 1999, (d) The Quaker Oats Company Stock Compensation Plan for Outside Directors, and (e) The Quaker Oats Company Stock Option Plan for Outside Directors;

and to file the same, with all exhibits thereto and other documents in connection therewith, and each of such attorneys shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned has executed this instrument on May 2, 2001.

	By:	PepsiCo, Inc. /s/ Robert F. Sharpe, Jr. Robert F. Sharpe, Jr. Senior Vice President, Public Affairs General Counsel and Secretary
/s/ Steven S Reinemund		/s/ Arthur C. Martinez
Steven S Reinemund		Arthur C. Martinez
Chairman of the Board and		Director
Chief Executive Officer
/s/ Roger A. Enrico		/s/ John J. Murphy
Roger A. Enrico		John J. Murphy
Vice Chairman of the Board		Director
/s/ Peter A. Bridgman		/s/ Franklin D. Raines
Peter A. Bridgman		Franklin D. Raines
Senior Vice President and Controller (Chief Accounting Officer)		Director
/s/ Indra K. Nooyi		/s/ Sharon Percy Rockefeller
Indra K. Nooyi		Sharon Percy Rockefeller
President, Chief Financial Officer and Director		Director
/s/ John F. Akers		/s/ Franklin A. Thomas
John F. Akers Director		Franklin A. Thomas Director
/s/ Robert E. Allen		/s/ Cynthia M. Trudell
Robert E. Allen Director		Cynthia M. Trudell Director
/s/ Peter Foy		/s/ Solomon D. Trujillo
Peter Foy Director		Solomon D. Trujillo Director
/s/ Ray L. Hunt Ray L. Hunt Director